UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 31, 2023
Commission File Number 1-13610
CREATIVE MEDIA & COMMUNITY TRUST CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	75-6446078
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
17950 Preston Road, Suite 600, Dallas, TX 75252	(972) 349-3200
(Address of Principal Executive Offices)	(Registrant's telephone number)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	CMCT	Nasdaq Global Market
Common Stock, $0.001 Par Value	CMCT	Tel Aviv Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01. Other Events
On September 27, 2023, Creative Media & Community Trust Corporation (“CMCT” or the “Company”) received a letter from Daniel M. Negari. The Company hereby releases the following statement on behalf of its Board of Directors (the “Board”) in response to Mr. Negari’s letter:
The Company filed a Form 8-K on May 5, 2023 in response to Mr. Negari’s initial proposal, dated April 17, 2023, to acquire the Company at $8.88 per share of common stock.
Mr. Negari’s initial proposal acknowledged that he had not procured financing to acquire the Company. If Mr. Negari has since procured the requisite financing, the Board asks that Mr. Negari provide the Company with details of those financing arrangements.
As the Company previously explained in its May 5, 2023 Form 8-K, acquiring CMCT would require paying down almost all of the principal and interest under CMCT’s outstanding debt and redeeming all of CMCT’s preferred stock, in addition to all of CMCT’s outstanding common stock, which would require aggregate funding of over $1 billion in cash.
Affiliates of CIM Group that own in the aggregate 43% of the outstanding shares of CMCT have also advised CMCT that they would not entertain a sale of their shares at or below the Company’s current net asset value per share, which is materially higher than $8.88 per share (the price at which Mr. Negari has proposed to acquire the Company).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION
Dated: November 2, 2023	By:	/s/ Barry N. Berlin Barry N. Berlin Chief Financial Officer